SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C
(Rule 14C-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934

Check the appropriate box:

[ ]	Preliminary Information Statement

Confidential, for Use of the Commission Only (as permitted by Rule 14a-5(d) (1))

[X]	Definitive Information Statement

Newtown Lane Marketing, Incorporated
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required

Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

Fee previously paid with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NEWTOWN LANE MARKETING, INCORPORATED
47 School Street
Chatham, New Jersey 07928
(973) 635-4047

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

To our Stockholders:

     NOTICE IS HEREBY GIVEN that the Board of Directors (the “Board”) of Newtown Lane Marketing, Incorporated, a Delaware corporation (“we”, “us” or “our”), has approved, and the holders of more than a majority of the outstanding shares of our common stock, par value $.001 per share (the “Common Stock”) have executed a written consent in lieu of a special meeting approving, the following actions:

1.	An amendment to our Certificate of Incorporation to increase to 100,000,000 the number of authorized shares of Common Stock;

2.
An amendment to our Certificate of Incorporation to effect a reverse split of the Common Stock based upon a ratio of not less than one-for-ten (10) nor more than one-for-three hundred (300) shares, in sole discretion of the Board at any time prior to August 31, 2008; and

3.
An amendment to our Certificate of Incorporation to change our corporate name to any appropriate name chosen by the Board, in its sole discretion, in connection with a business combination by the company.

     The accompanying Information Statement, which describes the above corporate actions in more detail, is being furnished to our stockholders for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations prescribed thereunder. Under the Delaware General Corporation Law and our bylaws, stockholder action may be taken by written consent without a meeting of stockholders. The written consent of the holders of a majority of our outstanding Common Stock is sufficient under the Delaware General Corporation Law and our bylaws to approve the actions described above. Accordingly, the actions described above will not be submitted to our other stockholders for a vote. Pursuant to Rule 14c-2 under the Exchange Act, these corporate actions will not be effected until at least twenty (20) calendar days after the mailing of the Information Statement to our stockholders.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A
PROXY.

     This letter is the notice required by Section 228(e) of the Delaware General Corporation Law. We will first mail the Information Statement on or about September 28, 2007 to stockholders of record as of August 20, 2007.

September 27, 2007	By Order of the Board of Directors
of Newtown Lane Marketing, Incorporated

NEWTOWN LANE MARKETING, INCORPORATED
47 School Street
Chatham, New Jersey 07928
(973) 635-4047

INFORMATION STATEMENT
PURSUANT TO SECTION 14(C)
OF THE SECURITIES EXCHANGE ACT OF 1934
AND RULE 14C-2 THEREUNDER

NO VOTE OR OTHER ACTION OF STOCKHOLDERS IS REQUIRED IN CONNECTION WITH
THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A
PROXY.

     Newtown Lane Marketing, Incorporated, a Delaware corporation (“we”, “us” or “our”) is sending you this Information Statement solely for the purpose of informing our stockholders in the manner required under Regulation 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of the actions taken by the holders of a majority of our outstanding common stock, par value $.001 per shares (the “Common Stock”), by written consent in lieu of a special meeting. No action is requested or required on your part.

What actions were taken by the written consent in lieu of a special meeting?

     Our Board of Directors (the “Board”) has approved, and stockholders holding at least a majority of the issued and outstanding shares of our Common Stock have approved, by written consent in lieu of a special meeting, the following actions:

1.	An amendment to our Certificate of Incorporation to increase to 100,000,000 the number of authorized shares of Common Stock (the “Capitalization Amendment”);

2.	An amendment to our Certificate of Incorporation to effect a reverse split of the Common Stock based upon a ratio of not less than one-for-ten (10) nor more than one-for-three hundred (300) shares, in sole discretion of the Board, at any time prior to August 31, 2008 (the “Reverse Split Amendment”); and

3.	An amendment to our Certificate of Incorporation to change our corporate name to any appropriate name chosen by the Board, in its sole discretion, in connection with a business combination by the company (the “Name Change Amendment”).

     Additional information regarding the Capitalization Amendment, the Reverse Split Amendment and Name Change Amendment is set forth below under “Approval of Change in Capitalization,” “Approval of a Reverse Split” and “Approval of a Name Change.” Collectively, the Capitalization Amendment, the Reverse Split Amendment and the Name Change Amendment are referred to hereinafter as the “Amendments.”

How many shares were voted for the actions?

     All of the Amendments were approved by our Board pursuant to action taken by unanimous written consent dated August 20, 2007, and by our stockholders pursuant to action taken by majority written consent dated August 20, 2007 (the “Record Date”). The approval of the Amendments by written consent of stockholders in lieu of a special meeting requires the consent of the holders of at least a majority of our outstanding shares of Common Stock as of the Record Date. As of the Record Date, 29,000,000 shares of our Common Stock were issued and outstanding. Each share of our Common Stock is entitled to one vote. The holders of 22,396,229 shares of our Common Stock, representing approximately 77.2% of the shares of our Common Stock entitled to vote on the Record Date, executed a written consent in lieu of a special meeting.

     Under Delaware General Corporation Law and our bylaws, stockholder action may be taken by written consent without a meeting of stockholders. The written consent of the holders of a majority of our outstanding Common Stock is sufficient under the Delaware General Corporation Law and our bylaws to approve and adopt the Amendments. Consequently, no further stockholder action is required.

Am I entitled to dissenter's rights?

     The Delaware General Corporation Law does not provide for dissenter's rights for any of the Amendments.

APPROVAL OF CHANGE IN CAPITALIZATION

The Capitalization Amendment

     Our Board and stockholders have approved an amendment to our Certificate of Incorporation to increase the number of shares of Common Stock authorized for issuance to 100,000,000. A copy of the Certificate of Amendment to the Certificate of Incorporation is attached as Exhibit A.

Background

     On August 8, 2007 (the “Effective Date”), we entered into and closed on a Stock Purchase Agreement (the “Purchase Agreement”) with Moyo Partners, LLC, a New York limited liability company and R&R Biotech Partners, LLC, a Delaware limited liability company, pursuant to which we sold to them, in the aggregate, twenty two million three hundred ninety six thousand two hundred twenty nine (22,396,229) shares of our Common Stock and five hundred (500) shares of newly created Series A Convertible Preferred Stock, par value $.001 per share (the “Preferred Stock”), each share convertible at the option of the holder into seventy four thousand seventy-five and one-half (74,075.5) shares of Common Stock, for aggregate gross proceeds to us of $600,000. The transaction described above is hereinafter referred to as the “Purchase Transaction.”

     As a result of the Purchase Transaction, all 29,000,000 of our authorized shares of Common Stock are currently issued and outstanding and, as such, we currently have no shares of Common Stock available for future issuance. The Board believes that the Capitalization Amendment is necessary and appropriate so that shares will be available, if needed, for issuance in connection with future equity financings, possible acquisitions, stock splits, stock dividends, Preferred Stock conversions, employee benefit plans and for other proper corporate purposes without further action by stockholders, except as required by applicable law, regulation or rule. We have no present agreement or plan to issue any of these shares.

     Our stockholders, under our Certificate of Incorporation, do not have preemptive rights to subscribe for additional securities that may be issued by us. This means that current stockholders do not have a prior right to purchase any new issue of our capital stock in order to maintain their proportionate ownership of Common Stock. In addition, if we issue additional shares of Common Stock or other securities convertible into Common Stock in the future, it could dilute the voting rights of existing stockholders and could also dilute earnings per share and book value per share of existing stockholders. The increase in authorized Common Stock could also discourage or hinder efforts by other parties to obtain control of us, thereby having an anti-takeover effect. The increase in authorized shares of Common Stock is not in response to any known threat to acquire control of the company.

APPROVAL OF A REVERSE SPLIT

The Reverse Split Amendment

     Our Board and stockholders have approved an amendment to our Certificate of Incorporation to effect a reverse split of our Common Stock based upon a ratio of not less than one-for-ten (10) nor more than one-for-three hundred (300) shares, in sole discretion of the Board, at any time prior to August 31, 2008. A copy of the Certificate of Amendment to the Certificate of Incorporation is attached as Exhibit B.

Background

     Since the Effective Date, in addition to continuing to promote Dreesen's Famous Donuts and market their “Start-up Kits,” our business plan has consisted of exploring potential targets for a business combination with us through a purchase of assets, share purchase or exchange, merger or similar type of transaction. In order to facilitate such a transaction, the Board requires the flexibility to adjust the number of issued and outstanding shares of our Common Stock to meet the requirements of any such transaction. The Board believes that it is in the best interest of the our stockholders and the company for the Board to have the authority to effect a reverse stock split of the Common Stock in order to make the company more attractive for a potential business combination. The Board believes that stockholder approval of a range of potential exchange ratios (rather than a single exchange ratio) provides the Board with the flexibility to best achieve the desired results of the reverse stock split. The Board would effect a reverse stock split only upon its determination that a reverse stock split would be in the best interests of the stockholders at that time. To effect a reverse stock split, the Board would set the timing for such a split and select the specific ratio within the range approved by the stockholders. No further action on the part of stockholders will be required to either implement or abandon the reverse stock split. The Board reserves its right to elect not to proceed and to abandon the reverse stock split if it determines, in its sole discretion, that this proposal is no longer in the best interests of our stockholders. We presently have no specific plans to issue any shares of Common Stock after effectuating the reverse stock split.

Certain Risk Factors Associated with the Reverse Stock Split

     There can be no assurance that the total market capitalization of our Common Stock (the aggregate value of all Common Stock at the then market price) after the proposed reverse stock split will be equal to or greater than the total market capitalization before the proposed reverse stock split or that the per share market price of the Common Stock following the reverse stock split will increase in proportion to the reduction in the number of shares of Common Stock outstanding before the reverse stock split.

     If the reverse stock split is effected, the resulting per-share stock price may not attract or satisfy potential acquisition targets and there is no guarantee that any transaction will be effected.

     A decline in the market price of the Common Stock after the reverse stock split may result in a greater percentage decline than would occur in the absence of a reverse stock split, and the liquidity of the Common Stock could be adversely affected following such a reverse stock split.

Impact of the Proposed Reverse Stock Split if Implemented

     If approved and effected, the reverse stock split will automatically apply to all shares of Common Stock. In addition, the reverse stock split will not affect any stockholder’s percentage ownership or proportionate voting power. However, because the number of authorized shares of our Common Stock will not be reduced, the reverse stock split will increase the Board’s ability to issue authorized and unissued shares without further stockholder action.

     The principal effect of the reverse stock split will be that:

•
the number of shares of our Common Stock issued and outstanding will be reduced from 29,000,000 shares to a range between approximately 2,900,000 to 96,667 shares, depending on the reverse stock split ratio determined by the Board;

•
the number of shares of our Common Stock issued and outstanding, assuming the conversion of all of the outstanding shares of Preferred Stock into Common Stock, will be reduced from 66,037,750 shares to a range of between approximately 6,603,775 to 220,126 shares, depending on the reverse stock split ratio determined by the Board; and

•
the number of shares that may be issued upon the exercise of conversion rights by holders of Preferred Stock will be reduced proportionately based upon the reverse stock split ratio selected by the Board.

In addition, the reverse stock split may increase the number of stockholders who own odd lots (less than 100 shares). Stockholders who hold odd lots typically may experience an increase in the cost of selling their shares and may have greater difficulty in effecting sales.

Effect on Fractional Stockholders

     You will not receive fractional post-reverse stock split shares in connection with the reverse stock split. All post-split shareholdings will be rounded-up to the nearest full share.

Effect on Registered and Beneficial Stockholders

     Upon a reverse stock split, we intend to treat stockholders holding Common Stock in “street name”, through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding Common Stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the reverse stock split. If you hold your shares with a bank, broker or other nominee and if you have any questions in this regard, we encourage you to contact your nominee.

Effect on Registered Certificated Shares

     Some of our registered stockholders hold all their shares in certificate form. If any of your shares are held in certificate form, you will receive a transmittal letter from our transfer agent, American Stock Transfer and Trust Company, as soon as practicable after the effective date of the reverse stock split. The letter of transmittal will contain instructions on how to surrender your certificate(s) representing your pre-reverse stock split shares to the transfer agent.

Potential Anti-Takeover Effect

     The reverse stock split could adversely affect the ability of third parties to takeover or change the control of the company by, for example, permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Board or contemplating a tender offer or other transaction for the combination of the company with another company. Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect, the reverse stock split is not in response to any effort of which we are aware to accumulate shares of our Common Stock or obtain control of the company, nor is it part of a plan by management to recommend a series of similar amendments to the Board and stockholders.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD
NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Authorized Shares

     The reverse stock split would affect all issued and outstanding shares of Common Stock and outstanding rights to acquire Common Stock. Upon the effectiveness of the reverse stock split, the number of authorized and unissued shares of Common Stock would increase due to the reduction in the number of shares of Common Stock issued and outstanding based on the reverse stock split ratio selected by the Board. We may issue such shares in the future. If we issue such shares, the ownership interest of holders of our Common Stock will be diluted. As of August 20, 2007, we had 29,000,000 shares of authorized Common Stock, all of which were issued and outstanding, and 1,000,000 authorized shares of blank check preferred stock, of which 500 are issued and outstanding shares of Preferred Stock.

Accounting Matters

     The reverse stock split will not affect the par value of the Common Stock. As a result, as of the effective time of the reverse stock split, the stated capital attributable to Common Stock on its balance sheet will be reduced proportionately based on the reverse stock split ratio selected by the Board of Directors, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per-share net income or loss and net book value of our Common Stock will be restated because there will be fewer shares of Common Stock outstanding.

Procedure for Effecting Reverse Stock Split

     If the Board decides to implement the reverse stock split at any time prior to August 31, 2008, we will promptly file a Certificate of Amendment with the Secretary of State of the State of Delaware to amend our existing Certificate of Incorporation. The reverse stock split will become effective on the date of filing the Certificate of Amendment, which is referred to as the “split effective date.” Beginning on the split effective date, each certificate representing pre-reverse stock split shares will be deemed for all corporate purposes to evidence ownership of post-reverse stock split shares. The text of the Certificate of Amendment is set forth in Exhibit B to this Information Statement. The text of the Certificate of Amendment is subject to modification to include such changes as may be required by the office of the Secretary of State of the State of Delaware and as the Board deems necessary and advisable to effect the reverse stock split, including the applicable ratio for the reverse stock split.

Federal Income Tax Consequences of the Reverse Stock Split

     The following is a summary of certain material United States federal income tax consequences of the reverse stock split, does not purport to be a complete discussion of all of the possible federal income tax consequences of the reverse stock split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the pre-reverse stock split shares were, and the post-reverse stock split shares will be, held as a “capital asset,” as defined in the Internal Revenue Code of 1986, as amended (i.e., generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with such stockholder’s own tax advisor with respect to the tax consequences of the reverse stock split. As used herein, the term United States holder means a stockholder that is, for federal income tax purposes: a citizen or resident of the United States; a corporation or other entity taxed as a corporation created or organized in or under the laws of the United States, any State of the United States or the District of Columbia; an estate the income of which is subject to federal income tax regardless of its source; or a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

     No gain or loss should be recognized by a stockholder upon such stockholder’s exchange of pre-reverse stock split shares for post-reverse stock split shares pursuant to the reverse stock split. The aggregate tax basis of the post-reverse stock split shares received in the reverse stock split will be the same as the stockholder’s aggregate tax basis in the pre-reverse stock split shares exchanged therefor. The stockholder’s holding period for the post-reverse stock split shares will include the period during which the stockholder held the pre-reverse stock split shares surrendered in the reverse stock split.

     Our view regarding the tax consequences of the reverse stock split is not binding on the Internal Revenue Service or the courts. Accordingly, each stockholder should consult with his or her own tax advisor with respect to all of the potential tax consequences to him or her of the reverse stock split.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     The following table lists, as of the Record Date, the number of shares of Common Stock beneficially owned by (i) each person or entity known to us to be the beneficial owner of more than 5% of the outstanding Common Stock; (ii) each officer and director; and (iii) all officers and directors as a group. Information relating to beneficial ownership of Common Stock by our principal stockholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the U.S. Securities and Exchange Commission (“SEC”). Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the SEC rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest.

     The percentages below assume that the outstanding shares of the Preferred Stock owned by the holder listed below have been converted into share of the Common Stock. Accordingly, the calculations assume that 66,037,750 shares of Common Stock are outstanding (comprised of the 29,000,000 shares currently outstanding and 37,037,750 issuable upon conversion of the outstanding Preferred Stock).

Name and Address of	Amount and Nature of		Percent of Class
Beneficial Owner	Beneficial Ownership(1)

R&R Biotech Partners, LLC	47,547,183	(2)	72.00%
1270 Avenue of the Americas
16th Floor
New York, NY 10020

Moyo Partners, LLC	11,886,796	(3)	18.00%
c/o Arnold P. Kling
712 Fifth Avenue – 11th Floor
New York, NY 10019

Arnold P. Kling	11,886,796	(3)	18.00%
712 Fifth Avenue, 11th Floor
New York, NY 10019

Kirk M. Warshaw	0		0.00%
47 School Avenue
Chatham, NJ 07928

Officer and Directors as a group	11,886,796		18.18%
(2 persons)

* Less than 1%

(1) Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of the Common Stock beneficially owned by them. A person is deemed to be the beneficial owner of securities which may be acquired by such person within 60 days from the Record Date upon the exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days of the date indicated above, have been exercised.

(2) Includes 17,916,983 shares of Common Stock currently outstanding and 29,630,200 shares of Common Stock issuable upon conversion of 400 shares of Preferred Stock owned by R&R Biotech Partners, LLC.

(3) Includes 4,479,246 shares of Common Stock currently outstanding and 7,407,550 shares of Common Stock issuable upon conversion of 100 shares of Preferred stock owned by Moyo Partners, LLC. Arnold P. Kling, our president and a director, controls Moyo Partners, LLC and therefore is the beneficial owner of the shares held by this entity.

APPROVAL OF A NAME CHANGE

Name Change Amendment

     Our Board and stockholders have approved an amendment to our Certificate of Incorporation to change our corporate name to any appropriate name chosen by the Board, in its sole discretion, in connection with a business combination by the company.

Background

     Since the Effective Date, in addition to continuing to promote Dreesen's Famous Donuts and market their “Start-up Kits,” our business plan has consisted of exploring potential targets for a business combination with us through a purchase of assets, share purchase or exchange, merger or similar type of transaction. Upon the consummation of any such business combination, we expect that any such target’s business and operations will then be our primary focus and, at such time, will change our corporate name to reflect the identity of that business and operations. The Board believes that having such authority would improve the attractiveness of the company in a potential business combination because the Board would have the authority to effect a name change without the company having to incur additional expense and delay of holding a meeting of stockholders or obtaining the written consent of stockholders and therefore, would be in the best interest of our stockholders and the company.

     The Board would effect a name change only upon the consummation of business combination and upon its determination that a name change would be in the best interests of the stockholders at that time. No further action on the part of stockholders will be required to either implement or abandon the Name Change Amendment. The Board reserves its right to elect not to proceed, and abandon, the Name Change Amendment if it determines, in its sole discretion, that this proposal is no longer in the best interests of our stockholders. We currently have no definitive agreements with any prospective business combination candidates nor are there any assurances that we will find a suitable business with which to combine.

INTEREST OF CERTAIN PERSONS
IN OPPOSITION TO MATTERS TO BE ACTED UPON

     Except to the extent Arnold P. Kling may be entitled to convert his shares of Preferred Stock into Common Stock upon the Capitalization Amendment being effected, no officer or director of the company has any substantial interest in the Amendments. No director of the company opposed the Amendments set forth in this Information Statement.

EXPENSE OF INFORMATION STATEMENT

     The expenses of mailing this Information Statement will be borne by us, including expenses in connection with the preparation and mailing of this Information Statement and all documents that now accompany or may after supplement it. It is contemplated that brokerage houses, custodians, nominees, and fiduciaries will be requested to forward the Information Statement to the beneficial owners of our common stock held of record by such persons and that we will reimburse them for their reasonable expenses incurred in connection therewith. Additional copies of this Information Statement may be obtained at no charge by writing to us at: 47 School Avenue, Chatham, New Jersey 07928.

MISCELLANEOUS

     One Information Statement will be delivered to multiple stockholders sharing an address unless we receive contrary instructions from one or more of the stockholders sharing such address. Upon receipt of such notice, we will undertake to promptly deliver a separate copy of this Information Statement to the stockholder at the shared address to which a single copy of the Information Statement was delivered and provide instructions as to how the stockholder can notify us that the stockholder wishes to receive a separate copy of this Information Statement or other communications to the stockholder in the future. In the event a stockholder desires to provide us with such notice, it may be given verbally by telephoning our offices at (973) 635-4047 or by mail to our address at 47 School Avenue, Chatham, New Jersey 07928, Attn: Corporate Secretary.

     We file annual, quarterly and current reports, proxy statements, and registration statements with the SEC. These filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC without charge at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

September 27, 2007	By Order of the Board of Directors
of Newtown Lane Marketing, Incorporated

EXHIBIT A

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

OF NEWTOWN LANE MARKETING, INCORPORATED

      Pursuant to Section 242 of the General Corporation Law of the State of Delaware, Newtown Lane Marketing, Incorporated, a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify and set forth as follows:

     1. The name of the corporation is Newtown Lane Marketing, Incorporated (the “Corporation”).

     2. The Corporation’s Amended and Restated Certificate of Incorporation was filed on February 27, 2006 (“Charter”).

     3. Resolutions were duly adopted by the Board of Directors of the Corporation setting forth a proposed amendment to the Corporation’s Charter (the “Certificate of Amendment”), and declaring such Certificate of Amendment to be advisable and in the best interests of the Corporation and its stockholders.

     4. Pursuant to the recommendation of the Board of Directors of the Corporation, this Certificate of Amendment was consented to in writing by the stockholders of the Corporation in accordance with Section 228 of the General Corporation Law of the State of Delaware.

     5. The Corporation's Charter is hereby amended by amending and restating Paragraph A of Article FOURTH thereof to read as follows:

“A. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 101,000,000 shares, consisting of (i) 100,000,000 shares of common stock, $.001 par value per share (the “Common Stock”) and (ii) 1,000,000 shares of preferred stock, $.001 par value per share (the “Preferred Stock”).”

     6. This Certificate of Amendment will be effective upon filing.

     IN WITNESS WHEREOF, Newtown Lane Marketing, Incorporated has caused this Certificate of Amendment to be signed on this ___ day of _________ 2007.

Newtown Lane Marketing, Incorporated

By: ___________________________
Arnold P. Kling, President

EXHIBIT B

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

OF NEWTOWN LANE MARKETING, INCORPORATED

     Pursuant to Section 242 of the General Corporation Law of the State of Delaware, Newtown Lane Marketing, Incorporated, a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify and set forth as follows:

     1. The name of the corporation is Newtown Lane Marketing, Incorporated (the “Corporation”) .

     2. The Corporation’s Amended and Restated Certificate of Incorporation was filed on February 27, 2006 (“Charter”).

     3. Resolutions were duly adopted by the Board of Directors of the Corporation setting forth a proposed amendment to the Corporation’s Charter (the “Certificate of Amendment”), and declaring such Certificate of Amendment to be advisable and in the best interests of the Corporation and its stockholders.

     4. Pursuant to the recommendation of the Board of Directors of the Corporation, this Certificate of Amendment was consented to in writing by the stockholders of the Corporation in accordance with Section 228 of the General Corporation Law of the State of Delaware.

     5. The Corporation's Charter is hereby amended by inserting the following three new paragraphs following the current text of Paragraph C of Article FOURTH:

      Upon the filing of this amendment with the office of the Secretary of State of the State of Delaware (the "Effective Date"), each [number determined by the Corporation’s Board of Directors] shares of Common Stock then issued, which are the only voting securities of the Corporation issued and outstanding, shall be automatically reclassified into one share of Common Stock (the “Reverse Stock-Split”) . Any fractional interests resulting from such reclassification shall be rounded-up to the nearest full share.

      From and after the Effective Date, the amount of capital represented by the Common Stock immediately after the Effective Date shall be the same as the amount of capital represented by such shares immediately prior to the Effective Date, until thereafter reduced or increased in accordance with applicable law. The par value of a share of Common Stock shall remain unchanged after the Reverse Stock Split at $. 001 per share.

      From and after the Effective Date, the total number of shares of all classes of capital stock which the Corporation shall have authority to issue shall remain unchanged.

     6. This Certificate of Amendment will be effective upon filing.

     IN WITNESS WHEREOF, Newtown Lane Marketing, Incorporated has caused this Certificate of Amendment to be signed on this ___ day of _________ 2007.

Newtown Lane Marketing, Incorporated

By: ___________________________
Arnold P. Kling, President